Exhibit 99.1

T 732.544.5544   F 732.544.5404  25 Christopher Way, Eatontown NJ 07724
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                                                                 www.qmedinc.com

                                                                     [QMed logo]
NEWS RELEASE

Contact:  Robert Mosby, QMed, Inc. - 732-544-5544 x1107


QMed, Inc. Reports First Quarter Results
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Eatontown, New Jersey, April 13, 2004 - QMed, Inc. (NASDAQ Symbol: QMED) today announced financial results for the first quarter ending February 29, 2004. Revenues for the three months were $3,792,820 compared to $3,666,044 a year ago. Net (loss) income was $(262,414) or $(0.02) per share compared to $290,989 or $0.02 in the year earlier. The Company had working capital of approximately $6,123,000 at February 29, 2004 compared to working capital of approximately $6,151,000 at November 30, 2003 and ratios of current assets to current liabilities were 2.6:1 as of February 29, 2004, compared to 2.7:1 as of November 30, 2003.

Michael W. Cox, president and CEO, said, "Looking back on the fourth quarter, it is clear that at QMed we have made significant progress in our business. Revenues in the first quarter were $3,792,820, or about $1,400,000 above the revenue that we posted in our fourth quarter of FY `03. We also substantially reduced the financial risk aspects in our Disease Management contracts with all Health Plans."

"More significantly, in the past four months we have announced three new commercial health plan customers, one each in the Midwest, the Southwest and on the West Coast," he continued. "These new agreements are forecasted to generate approximately $ 4.0 million this year and when fully ramped could produce as much as $8.0 million. Obviously, winning these key new accounts, in highly competitive races and markets, demonstrates that our programs compete very effectively against those offering One-Stop-Shopping and are valued in the commercial world as well as in Medicare."

"We are awaiting CMS' announcement on the Capitated Disease Management Demonstration. In addition, publication of the Request for Proposal for the Chronic Care Improvement Pilot, which is mandated by the Medicare Modernization Act, is expected around the end of April. Importantly, the Act specifies that if, in the initial phase of that Pilot, a positive financial and health outcome is produced, that the interventions producing them must become Medicare covered benefits. We are confident that, taken together, these developments position QMed solidly for the future. We are also confident that we are uniquely able to help reduce the country's unsustainable healthcare financial burden," he concluded.

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T 732.544.5544   F 732.544.5404  25 Christopher Way, Eatontown NJ 07724
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                                                                 www.qmedinc.com

                                                                     [QMed logo]
NEWS RELEASE

4/13/04 - Page 2 of 4

                                           QMED, INC. AND SUBSIDIARIES
                                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                   (Unaudited)

                                                                             For the Three         For the Three
                                                                              Months Ended           Months Ended
                                                                            February 29, 2004     February 28, 2003
                                                                                (Unaudited)           (Unaudited)
                                                                            -----------------     -----------------
Revenue
   Disease Management services                                                $    3,739,221        $    3,605,013
   Medical equipment                                                                  53,599                61,031
                                                                              --------------        --------------
                                                                                   3,792,820             3,666,044

Cost of revenue
   Disease management services                                                     1,963,985             1,548,417
   Medical equipment                                                                  37,213                46,076
                                                                              --------------        --------------
                                                                                   2,001,198             1,594,493
                                                                              --------------        --------------

Gross profit                                                                       1,791,622             2,071,551
                                                                              --------------        --------------

Selling, general and administrative expenses                                       1,746,155             1,556,351
Research and development expenses                                                    254,419               250,841
                                                                              --------------        --------------

Loss from operations                                                                (208,952)               264,359

Interest expense                                                                      (6,698)               (6,987)
Interest income                                                                       23,533                49,617
Loss in operations of joint venture                                                  (75,000)                    -
Other income                                                                           8,703                     -
                                                                              --------------        --------------
(Loss) income before income tax provision                                           (258,414)              306,989

Provision for state income taxes                                                     (4,000)              (16,000)
                                                                              --------------        --------------

Net (loss) income                                                             $     (262,414)       $      290,989
                                                                              ==============        ==============

Basic (loss) income per share
   Weighted average shares outstanding                                            14,644,546            14,516,959
                                                                              ==============        ==============
   Basic (loss) earnings per share                                            $         (.02)       $          .02
                                                                              ==============        ==============


Diluted (loss) income per share
   Weighted average shares outstanding                                            14,644,546            16,292,207
                                                                              ==============        ==============
   Diluted earnings per share                                                 $         (.02)       $          .02
                                                                              ==============        ==============
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
T 732.544.5544   F 732.544.5404  25 Christopher Way, Eatontown NJ 07724
--------------------------------------------------------------------------------
                                                                 www.qmedinc.com

                                                                     [QMed logo]
NEWS RELEASE

4/13/04 - Page 3 of 4


FINANCIAL POSITION:

                                           QMED, INC. AND SUBSIDIARIES
                                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                               February 29, 2004     November 30, 2003
                                                                                   (Unaudited)
                                                                               -----------------     -----------------
ASSETS
Current assets
Cash and cash equivalents                                                       $     1,358,461       $     1,638,271
Investments                                                                           6,042,463             6,213,825
Accounts receivable, net of allowances of approximately $2,000                        1,927,628             1,315,021
Inventory                                                                               145,706               146,239
Prepaid expenses and other current assets                                               336,743               392,783
                                                                                ---------------       ---------------
                                                                                      9,811,001             9,706,139

Property and equipment, net                                                           1,217,178             1,133,419
Product software development costs                                                      485,445               441,020
Accounts receivable, non-current                                                      1,474,674             1,474,674
Other assets                                                                            142,642               163,059
Investment in joint venture                                                                   -                     -
                                                                                ---------------       ---------------
                                                                                $    13,130,940       $    12,918,311
                                                                                ===============       ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses                                           $     1,104,789       $       975,724
Leases payable, current portion                                                         113,518                73,463
Accrued salaries and commissions                                                        226,157               565,524
Fees reimbursable to health plans                                                       233,586               182,359
Contract billings in excess of revenues                                               1,974,684             1,717,657
Deferred warranty revenue                                                                31,520                33,235
Income taxes payable                                                                      4,000                 6,810
                                                                                ---------------       ---------------
                                                                                      3,688,254             3,554,772

Leases payable - long term                                                              133,072                44,429
Contract billings in excess of revenue - long term                                    2,270,928             2,270,928
                                                                                ---------------       ---------------
                                                                                      6,092,254             5,870,129
Commitments and Contingencies
Stockholders' equity
   Common stock $.001 par value; 40,000,000 shares authorized;
   14,695,750 and 14,627,384 shares issued and 14,673,750 and
   14,605,384 outstanding, respectively                                                  14,695                14,627
Paid-in capital                                                                      33,630,244            33,380,751
Accumulated deficit                                                                 (26,526,986)          (26,264,572)
Accumulated other comprehensive income
   Unrealized loss on securities available for sale                                      (3,642)               (6,999)
                                                                                ---------------       ---------------
                                                                                      7,114,311             7,123,807

Less treasury stock at cost, 22,000 common shares                                       (75,625)              (75,625)
                                                                                ---------------       ---------------
Total stockholders' equity                                                            7,038,686             7,048,182
                                                                                ---------------       ---------------
                                                                                $    13,130,940       $    12,918,311
                                                                                ===============       ===============

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T 732.544.5544   F 732.544.5404  25 Christopher Way, Eatontown NJ 07724
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                                                                 www.qmedinc.com

                                                                     [QMed logo]
NEWS RELEASE

4/13/04 - Page 4 of 4


About QMed, Inc.

QMed, Inc., provides DM services to patients and physicians around the country through its health plan customers. The Company has been selected in two Medicare Demonstrations to test the feasibility of reimbursing its care coordinated DM services in the vast Medicare fee-for-service program. In addition, QMed is the largest DM service provider to Medicare managed care plans. More information on QMed, Inc. can be obtained at www.qmedinc.com, by calling (732) 544-5544 or by emailing investor@qmedinc.com.

Except for historical information contained herein, matters discussed in this news release are forward-looking statements that involve risks and uncertainties. They include but are not limited to those relating to the timely implementation of programs, the impact of competitive product introductions, acceptance and pricing, and those risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). Actual results may differ materially from any forward-looking statements due to these risks and uncertainties.


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